UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2012

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2012, Hampton Hotel Associates LLC (the “Borrower”) and MHI Hospitality, L.P., both affiliates of MHI Hospitality Corporation (the “Company”), entered into a Third Amendment to Commitment Letter to extend the maturity date (the “Extension”) of the approximate $8.1 million mortgage (the “Mortgage Loan”) on the Crowne Plaza Hampton Marina hotel property with TowneBank (the “Lender”), from June 30, 2012 to June 30, 2013 (the “Extension Period”).

During the Extension Period, and pursuant to the loan documents:

•	the interest rate applicable to the Mortgage Loan will be 4.55% over LIBOR with an interest rate floor of 5.00%; and

•	Borrower will pay to Lender monthly interest payments plus monthly principal payments of $16,000.

In order to effect the Extension, and pursuant to the loan documents:

•	Borrower paid to Lender an extension fee of approximately $20,100; and

•	Borrower shall make quarterly principal payments to Lender of $200,000 each on July 1, 2012, October 1, 2012, January 1, 2013 and April 1, 2013.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 26, 2012, the Company issued a press release announcing the Extension to the maturity date of the Mortgage Loan on the Crowne Plaza Hampton Marina. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of MHI Hospitality Corporation dated June 26, 2012, announcing the Extension to the maturity date of the Mortgage Loan on the Crowne Plaza Hampton Marina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2012

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

Exhibit List

99.1	Press Release of MHI Hospitality Corporation dated June 26, 2012, announcing the Extension to the maturity date of the Mortgage Loan on the Crowne Plaza Hampton Marina.